Exhibit 15.1
Acknowledgement of Independent Registered Public Accounting Firm

April 23, 2026

Board of Directors
Lockheed Martin Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Lockheed Martin Corporation for the registration of debt securities of our report dated April 23, 2026 relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that are included in its Form 10-Q for the quarter ended March 29, 2026.

/s/ Ernst & Young LLP